EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 800,000 shares of Microwave Transmission Systems, Inc. common stock issuable pursuant to the Company's 2001 Stock Incentive Plan, of our report dated February 9, 2001, with respect to the consolidated financial statements of Microwave Transmission Systems, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2000.



                                    /s/KING GRIFFIN & ADAMSON P.C.
                                    King Griffin & Adamson P.C.

Dallas, Texas
October 8, 2001